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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statement No. 33-37920 and post-effective Amendment No. 1 to Registration Statement No. 33-2-76435, both on Form S-8 and both dated November 21, 1990 and Registration Statement No. 33-5485 on Form S-8 dated August 1, 1994 of Transitional Hospitals Corporation (formerly Community Psychiatric Centers) of our report dated January 27, 1995, with respect to the consolidated statements of operations, stockholders' equity, and cash flows and financial statement schedule for the year ended November 30, 1994 included in the Annual Report on Form 10-K for the year ended November 30, 1996.

Ernst & Young LLP

Los Angeles, California
February 25, 1997